AMENDMENT NO. 15 TO DECLARATION OF TRUST
                           OF BT INVESTMENT PORTFOLIOS

                            DATED AS OF MARCH 7, 2000

         The undersigned, being a majority of the Trustees of BT Investment Portfolios (the "Trust"), a trust established under the laws of the State of New York pursuant to a Declaration of Trust dated as of March 27, 1993, as amended from time to time (the "Declaration"), pursuant to Article VI, Section 6.2 of the Declaration, hereby amend the series designation appended to the Declaration in order to change the name of the BT PreservationPlus Portfolio to "PreservationPlus Portfolio," the BT PreservationPlus Income Portfolio to "PreservationPlus Income Portfolio," and BT Global Equity Portfolio to "Global Equity Portfolio." The series of the Trust shall be as follows:

                           Liquid Assets Portfolio
                           Asset Management Portfolio II
                           Asset Management Portfolio III
                           Latin American Equity Portfolio
                           Small Cap Portfolio
                           Pacific Basin Equity Portfolio
                           U.S. Bond Index Portfolio
                           Small Cap Index Portfolio
                           EAFE(R) Equity Index Portfolio
                           PreservationPlus Portfolio
                           PreservationPlus Income Portfolio
                           Global Equity Portfolio
                           Quantitative Equity Portfolio
                           Daily Assets Portfolio

         An interest (as defined in the Declaration) in each series of the Trust shall have the relative rights and preferences set forth in Section 6.1 through
6.4 of the Declaration.

         IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of March 7, 2000.

                                                /s/ Charles P. Biggar
                                                Charles P. Biggar
                                                As Trustee, and not individually


                                                /s/ S. Leland Dill
                                                S. Leland Dill
                                                As Trustee, and not individually


                                                /s/ Martin J. Gruber
                                                Martin J. Gruber
                                                As Trustee, and not individually

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                                                /s/ Richard T. Hale
                                                Richard T. Hale
                                                As Trustee, and not individually


                                                /s/ Richard J. Herring
                                                Richard J. Herring
                                                As Trustee, and not individually


                                                /s/ Bruce E. Langton
                                                Bruce E. Langton
                                                As Trustee, and not individually


                                                /s/ Philip Saunders, Jr.
                                                Philip Saunders, Jr.
                                                As Trustee, and not individually


                                                /s/ Harry Van Benschoten
                                                Harry Van Benschoten
                                                As Trustee, and not individually